     --------------------------------------------------------------

                    AGREEMENT AND PLAN OF MERGER

                               Among

                         UNIT CORPORATION,

                       UNIT DRILLING COMPANY,

                     HICKMAN DRILLING COMPANY,

          H. C. HICKMAN, TRUSTEE OF THE H. C. HICKMAN 1988
          REVOCABLE TRUST AGREEMENT, Dated August 8, 1988,

      BONNIE B. HICKMAN, TRUSTEE OF THE BONNIE B. HICKMAN 1988
          REVOCABLE TRUST AGREEMENT, Dated August 8, 1988,

                        GREGORY S. HICKMAN,

                        BRADLEY L. HICKMAN,

     GREGORY S. HICKMAN, TRUSTEE OF THE GREGORY S. HICKMAN 1996
        IRREVOCABLE TRUST AGREEMENT, Dated November 8, 1996,

                                and

       BRADLEY L.  HICKMAN, TRUSTEE OF THE BRADLEY L. HICKMAN
      1996 IRREVOCABLE TRUST AGREEMENT, Dated November 8, 1996

     --------------------------------------------------------------

                         TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . .  1
     "Accounts Receivable" . . . . . . . . . . . . . . . . . . .  1
     "Agreement" . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Applicable Contract" . . . . . . . . . . . . . . . . . . .  2
     "Balance Sheet" . . . . . . . . . . . . . . . . . . . . . .  2
     "Best Efforts"  . . . . . . . . . . . . . . . . . . . . . .  2
     "Breach"  . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Certificate of Merger" . . . . . . . . . . . . . . . . . .  2
     "Closing" . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Closing Balance Sheet" . . . . . . . . . . . . . . . . . .  2
     "Closing Date"  . . . . . . . . . . . . . . . . . . . . . .  2
     "Commission"  . . . . . . . . . . . . . . . . . . . . . . .  2
     "Company" . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Competing Business"  . . . . . . . . . . . . . . . . . . .  2
     "Consent" . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Contemplated Transactions" . . . . . . . . . . . . . . . .  2
     "Contract"  . . . . . . . . . . . . . . . . . . . . . . . .  3
     "Damages" . . . . . . . . . . . . . . . . . . . . . . . . .  3
     "Disclosure Letter" . . . . . . . . . . . . . . . . . . . .  3
     "Effective Time of the Merger"  . . . . . . . . . . . . . .  3
     "Encumbrance" . . . . . . . . . . . . . . . . . . . . . . .  3
     "Environment" . . . . . . . . . . . . . . . . . . . . . . .  3
     "Environmental, Health, and Safety Liabilities" . . . . . .  3
     "Environmental Law" . . . . . . . . . . . . . . . . . . . .  4
     "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     "Exchange Act"  . . . . . . . . . . . . . . . . . . . . . .  5
     "Facilities"  . . . . . . . . . . . . . . . . . . . . . . .  5
     "GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     "Governmental Authorization"  . . . . . . . . . . . . . . .  5
     "Governmental Body" . . . . . . . . . . . . . . . . . . . .  5
     "Hazardous Activity"  . . . . . . . . . . . . . . . . . . .  5
     "Hazardous Materials" . . . . . . . . . . . . . . . . . . .  5
     "HSR Act" . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "Indemnified Persons" . . . . . . . . . . . . . . . . . . .  6
     "Intellectual Property Assets"  . . . . . . . . . . . . . .  6
     "Interim Balance Sheet" . . . . . . . . . . . . . . . . . .  6
     "IRC" . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "Knowledge" . . . . . . . . . . . . . . . . . . . . . . . .  6
     "Legal Requirement" . . . . . . . . . . . . . . . . . . . .  6
     "Merger"  . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "Merger Consideration"  . . . . . . . . . . . . . . . . . .  6












                                                                 (i)

     "Noncompetition Agreements" . . . . . . . . . . . . . . . .  6
     "Occupational Safety and Health Law"  . . . . . . . . . . .  6
     "Oklahoma Law"  . . . . . . . . . . . . . . . . . . . . . .  6
     "Order" . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     "Ordinary Course of Business" . . . . . . . . . . . . . . .  7
     "Organizational Documents"  . . . . . . . . . . . . . . . .  7
     "Person"  . . . . . . . . . . . . . . . . . . . . . . . . .  7
     "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     "Proceeding"  . . . . . . . . . . . . . . . . . . . . . . .  7
     "Promissory Notes . . . . . . . . . . . . . . . . . . . . .  7
     "Related Person"  . . . . . . . . . . . . . . . . . . . . .  7
     "Release" . . . . . . . . . . . . . . . . . . . . . . . . .  8
     "Representative"  . . . . . . . . . . . . . . . . . . . . .  8
     "Securities Act"  . . . . . . . . . . . . . . . . . . . . .  8
     "Shareholder" and "Shareholders"  . . . . . . . . . . . . .  9
     "Shareholders' Closing Documents" . . . . . . . . . . . . .  9
     "Shareholders' Releases"  . . . . . . . . . . . . . . . . .  9
     "Shares"  . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . .  9
     "Surviving Corporation" . . . . . . . . . . . . . . . . . .  9
     "Taxes" . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "Tax Return"  . . . . . . . . . . . . . . . . . . . . . . .  9
     "Threat of Release" . . . . . . . . . . . . . . . . . . . .  9
     "Threatened"  . . . . . . . . . . . . . . . . . . . . . . .  9
     "UDC" . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "UNIT"  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "UNIT's Advisors" . . . . . . . . . . . . . . . . . . . . . 10
     "UNIT Materials"  . . . . . . . . . . . . . . . . . . . . . 10
     "UNIT Common Stock" . . . . . . . . . . . . . . . . . . . . 10
     "UNIT Preferred Stock". . . . . . . . . . . . . . . . . . . 10
     "UNIT SEC Reports"  . . . . . . . . . . . . . . . . . . . . 10
     "Working Capital Amount"  . . . . . . . . . . . . . . . . . 10

ARTICLE 2  THE MERGER; CLOSING . . . . . . . . . . . . . . . . . 10
     2.1  The Merger . . . . . . . . . . . . . . . . . . . . . . 10
     2.2  Effective Time of the Merger . . . . . . . . . . . . . 10
     2.3  Organizational Documents; Directors and Officers . . . 10
     2.4  Closing. . . . . . . . . . . . . . . . . . . . . . . . 11
     2.5  Conversion of the Shares in the Merger . . . . . . . . 11
     2.6  Delivery of Merger Consideration . . . . . . . . . . . 13
     2.7  Adjustments. . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
     THE SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . 14
     3.1  Organization and Good Standing . . . . . . . . . . . . 14












                                                                (ii)

     3.2  Authority; No Conflict . . . . . . . . . . . . . . . . 15
     3.3  Capitalization . . . . . . . . . . . . . . . . . . . . 16
     3.4  Financial Statements . . . . . . . . . . . . . . . . . 18
     3.5  Books and Records. . . . . . . . . . . . . . . . . . . 19
     3.6  Title to Properties; Encumbrances. . . . . . . . . . . 19
     3.7  Condition and Sufficiency of Assets. . . . . . . . . . 19
     3.8  Accounts Receivable. . . . . . . . . . . . . . . . . . 20
     3.9  Inventory. . . . . . . . . . . . . . . . . . . . . . . 20
     3.10 No Undisclosed Liabilities . . . . . . . . . . . . . . 20
     3.11 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.12 No Material Adverse Change . . . . . . . . . . . . . . 21
     3.13 Employee Benefits. . . . . . . . . . . . . . . . . . . 21
     3.14 Compliance With Legal Requirements;
            Governmental Authorizations. . . . . . . . . . . . . 26
     3.15 Legal Proceedings; Orders. . . . . . . . . . . . . . . 28
     3.16 Absence of Certain Changes and Events. . . . . . . . . 29
     3.17 Contracts; No Defaults . . . . . . . . . . . . . . . . 30
     3.18 Insurance. . . . . . . . . . . . . . . . . . . . . . . 32
     3.19 Environmental Matters. . . . . . . . . . . . . . . . . 34
     3.20 Employees. . . . . . . . . . . . . . . . . . . . . . . 36
     3.21 Labor Relations; Compliance. . . . . . . . . . . . . . 36
     3.22 Intellectual Property. . . . . . . . . . . . . . . . . 37
     3.23 Certain Payments . . . . . . . . . . . . . . . . . . . 39
     3.24 Disclosure . . . . . . . . . . . . . . . . . . . . . . 39
     3.25 Relationships With Related Persons . . . . . . . . . . 39
     3.26 Brokers or Finders . . . . . . . . . . . . . . . . . . 40
     3.27 Subsidiaries . . . . . . . . . . . . . . . . . . . . . 40
     3.28 Representations of the Shareholders. . . . . . . . . . 40

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF UNIT AND UDC. . . . 41
     4.1  Organization and Good Standing . . . . . . . . . . . . 41
     4.2  Authority; No Conflict . . . . . . . . . . . . . . . . 42
     4.3  Capitalization . . . . . . . . . . . . . . . . . . . . 43
     4.4  No Material Adverse Change . . . . . . . . . . . . . . 43
     4.5  Brokers or Finders . . . . . . . . . . . . . . . . . . 43
     4.6  Subsidiaries . . . . . . . . . . . . . . . . . . . . . 44
     4.7  Issuance of UNIT Common Stock. . . . . . . . . . . . . 44
     4.8  UNIT SEC Reports . . . . . . . . . . . . . . . . . . . 44

ARTICLE 5  COVENANTS OF THE COMPANY AND SHAREHOLDERS PRIOR
     TO CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . 44
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     5.1  Access and Investigation . . . . . . . . . . . . . . . 45
     5.2  Operation of the Businesses of the Company . . . . . . 45
     5.3  Negative Covenant. . . . . . . . . . . . . . . . . . . 45
     5.4  Required Approvals . . . . . . . . . . . . . . . . . . 45











                                                               (iii)

     5.5  Notification . . . . . . . . . . . . . . . . . . . . . 46
     5.6  Payment of Indebtedness by Related Persons . . . . . . 46
     5.7  No Negotiation . . . . . . . . . . . . . . . . . . . . 46
     5.8  Best Efforts . . . . . . . . . . . . . . . . . . . . . 46
     5.9  Approval of Merger . . . . . . . . . . . . . . . . . . 46

ARTICLE 6  COVENANTS OF UNIT PRIOR TO CLOSING DATE . . . . . . . 47
     6.1  Approvals of Governmental Bodies . . . . . . . . . . . 47
     6.2  Best Efforts . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE 7  ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . 47
     7.1  Standstill . . . . . . . . . . . . . . . . . . . . . . 47
     7.2  Tax Free Reorganization Treatment. . . . . . . . . . . 48
     7.3  Inclusion of Company Employees in UNIT Plans . . . . . 49
     7.4  Additional Agreements with Shareholders. . . . . . . . 49
     7.5  Use of Hickman Name. . . . . . . . . . . . . . . . . . 49
     7.6  Antitrust Law Compliance . . . . . . . . . . . . . . . 50

ARTICLE 8  CONDITIONS PRECEDENT TO OBLIGATIONS OF UNIT . . . . . 50
     8.1  Accuracy of Representations. . . . . . . . . . . . . . 50
     8.2  The Company's and Shareholders' Performance. . . . . . 50
     8.3  Consents . . . . . . . . . . . . . . . . . . . . . . . 51
     8.4  Documents. . . . . . . . . . . . . . . . . . . . . . . 51
     8.5  No Proceedings . . . . . . . . . . . . . . . . . . . . 52
     8.6  No Claim Regarding Stock Ownership or
            Merger Consideration . . . . . . . . . . . . . . . . 52
     8.7  No Prohibition . . . . . . . . . . . . . . . . . . . . 52
     8.8  Blue Sky Permits . . . . . . . . . . . . . . . . . . . 52

ARTICLE 9  CONDITIONS PRECEDENT TO OBLIGATIONS OF  THE
     COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     9.1  Accuracy of Representations  . . . . . . . . . . . . . 53
     9.2  UNIT's and UDC's Performance . . . . . . . . . . . . . 53
     9.3  Consents . . . . . . . . . . . . . . . . . . . . . . . 53
     9.4  Documents. . . . . . . . . . . . . . . . . . . . . . . 53
     9.5  No Injunction. . . . . . . . . . . . . . . . . . . . . 54
     9.6  No Proceedings . . . . . . . . . . . . . . . . . . . . 54

ARTICLE 10  TERMINATION. . . . . . . . . . . . . . . . . . . . . 54
     10.1 Termination Events . . . . . . . . . . . . . . . . . . 54
     10.2 Effect of Termination. . . . . . . . . . . . . . . . . 55

ARTICLE 11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . 55
     11.1 Survival; Right to Indemnification
            Not Affected by Knowledge. . . . . . . . . . . . . . 55
     11.2 Indemnification and Payment of
            Damages by the Shareholders. . . . . . . . . . . . . 55









                                                                (iv)

     11.3  Indemnification and Payment of Damages by UNIT. . . . 57
     11.4  Limitations . . . . . . . . . . . . . . . . . . . . . 58
     11.5  Right of Set-Off. . . . . . . . . . . . . . . . . . . 59
     11.6  Procedure for Indemnification--Third Party Claims . . 59
     11.7  Participation . . . . . . . . . . . . . . . . . . . . 60
     11.8  Procedure for Indemnification--Other Claims . . . . . 60

ARTICLE 12  REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . 61
     12.1  Registration of Securities  . . . . . . . . . . . . . 61

ARTICLE 13  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . 64
     13.1  Expenses. . . . . . . . . . . . . . . . . . . . . . . 64
     13.2  Public Announcements. . . . . . . . . . . . . . . . . 65
     13.3  Confidentiality . . . . . . . . . . . . . . . . . . . 65
     13.4  Arbitration . . . . . . . . . . . . . . . . . . . . . 65
     13.5  Notices . . . . . . . . . . . . . . . . . . . . . . . 66
     13.6  Governing Law . . . . . . . . . . . . . . . . . . . . 67
     13.7  Further Assurances. . . . . . . . . . . . . . . . . . 67
     13.8  Waiver. . . . . . . . . . . . . . . . . . . . . . . . 68
     13.9  Entire Agreement and Modification . . . . . . . . . . 68
     13.10 Disclosure Letter . . . . . . . . . . . . . . . . . . 68
     13.11 Assignments, Successors, and No Third-Party Rights. . 68
     13.12 Severability  . . . . . . . . . . . . . . . . . . . . 69
     13.13 Section Headings, Construction. . . . . . . . . . . . 69
     13.14 Time of Essence . . . . . . . . . . . . . . . . . . . 69
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     13.15 Counterparts. . . . . . . . . . . . . . . . . . . . . 69


EXHIBITS AND ATTACHMENTS

Exhibit 1 Disclosure Letter
Exhibit 7.4(a) Bill of Sale
Exhibit 7.4(b) Real Estate Purchase Agreement
Exhibit 7.4(c) Office Lease
Exhibit 8.4(b) Shareholders' Release
Exhibit 8.4(c) NonCompetition Agreements
Exhibit 8.4(d) Company and Shareholder Certificate
Exhibit 8.4(e) Opinion of Counsel to Company and Shareholders
Exhibit 9.4(a) UNIT Certificate
Exhibit 9.4(b) Opinion of Counsel to UNIT

Attachment A -- Form of Promissory Note














                                                                (v)

AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger is entered into as of November 20, 1997 (this "Agreement"), by and among UNIT Corporation, a Delaware corporation ("UNIT"), UNIT Drilling Company, an Oklahoma corporation and a wholly owned subsidiary of UNIT ("UDC"), Hickman Drilling Company, an Oklahoma corporation (the "Company"), H. C. Hickman, Trustee of the H. C. Hickman 1988 Revocable Trust Agreement, dated August 8, 1988, Bonnie B. Hickman, Trustee of the Bonnie
B. Hickman 1988 Revocable Trust Agreement, dated August 8, 1988, Gregory S. Hickman, Bradley L. Hickman, Gregory S. Hickman, Trustee of the Gregory S. Hickman 1996 Irrevocable Trust Agreement, dated November 8, 1996, and Bradley L. Hickman, Trustee of the Bradley L. Hickman 1996 Irrevocable Trust Agreement, dated November 8, 1996, (H. C. Hickman, Trustee of the H. C. Hickman 1988 Revocable Trust Agreement, dated August 8, 1988, Bonnie B. Hickman, Trustee of the Bonnie B. Hickman 1988 Revocable Trust Agreement, dated August 8, 1988, Gregory S. Hickman, Bradley L. Hickman, Gregory S. Hickman, Trustee of the Gregory S. Hickman 1996 Irrevocable Trust Agreement, dated November 8, 1996, and Bradley L. Hickman, Trustee of the Bradley L. Hickman 1996 Irrevocable Trust Agreement, dated November 8, 1996, are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders");

     WHEREAS, UNIT desires to acquire, on the terms, in the manner and subject to the conditions reflected below, the Company and the business conducted by the Company; and

     WHEREAS, the Company believes that it is desirable and in the best interests of the Company and its shareholders that it be acquired by UNIT by the merger of the Company with and into UDC as provided herein.

     WHEREAS, for federal income tax purposes, it is intended that such merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the parties to this Agreement have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:

                             ARTICLE 1
                            DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article unless such terms are defined elsewhere in this
Agreement:

     "Accounts Receivable" -- as defined in Section 3.8.

     "Agreement" -- means this Agreement and Plan of Merger, including the Attachments and Exhibits hereto and the Disclosure Letter, together with any amendments, supplements, modifications or revisions hereof.

     "Applicable Contract" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "Balance Sheet" -- as defined in Section 3.4.

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, occurrence, or circumstance.

     "Certificate of Merger" -- means the certificate of merger, prepared and executed in accordance with the applicable provisions of Oklahoma Law, filed with the Secretary of State of Oklahoma to reflect the consummation of the Merger.

     "Closing" -- as defined in Section 2.4.

     "Closing Balance Sheet" -- as defined in Section 2.5.

     "Closing Date" -- the date and time when the Closing actually takes place.

     "Commission" -- shall mean the Securities and Exchange Commission.

     "Company" -- as defined in the first paragraph of this Agreement.

     "Competing Business" -- as defined in Section 3.25.

     "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

     (a)  the merger of the Company with and into UDC;

     (b) the conversion of the Shares into the right to receive the Merger Consideration and the issuance by UNIT of the Merger Consideration to the Shareholders;

     (c) the execution, delivery, and performance of the Promissory Notes, the Noncompetition Agreements and the Shareholders' Releases; and

     (d) the performance by UNIT, UDC, the Company and the Shareholders of their respective covenants and obligations under this Agreement.

     "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Damages" -- as defined in Section 11.2.

     "Disclosure Letter" -- the disclosure letter delivered by the Company to UNIT concurrently with the execution and delivery of this Agreement.

     "Effective Time of the Merger" -- as defined in Section 2.2.

     "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense (including reasonable attorney's fees and other defense or investigation expenses), liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended ("CERCLA").

     "Environmental Law" -- any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)  protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Exchange Act" -- the Securities and Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, drilling rigs and rolling stock) currently or formerly owned or operated by any Company.

     "GAAP" -- generally accepted United States accounting principles.

     "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b)  federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Indemnified Persons" -- as defined in Section 11.2 and Section 11.3.

     "Intellectual Property Assets" -- as defined in Section 3.22.

     "Interim Balance Sheet" -- as defined in Section 3.4.

     "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Merger" -- as defined in Section 2.1.

     "Merger Consideration" -- shall mean the shares of UNIT Common Stock and the rights to receive the cash amounts payable pursuant to the terms of the Promissory Notes into which the Shares will be converted in connection with the consummation of the Merger and the other Contemplated Transactions.

     "Noncompetition Agreements" -- as defined in Section 8.4(c).

     "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Oklahoma Law" -- the Oklahoma General Corporation Act.

     "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) articles of organization and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

     "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" -- as defined in Section 3.13.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Promissory Notes -- are those promissory notes to be issued to the holders of the Shares upon consummation of the Merger pursuant to the terms of this Agreement and which constitute a part of the Merger Consideration. The form of Promissory Note is attached to this Agreement as Attachment A and incorporated herein by reference.

     "Related Person" -- with respect to a particular individual:

     (a)  each other member of such individual's Family (as defined below);

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b)  any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d)  any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f)  any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Shareholder" and "Shareholders" -- as defined in the first paragraph of this Agreement.

     "Shareholders' Closing Documents" -- as defined in Section 3.2.

     "Shareholders' Releases" -- as defined in Section 8.4(b).

     "Shares" -- all of the issued and outstanding shares of capital stock of the Company as defined in Section 3.3.

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Surviving Corporation" -- as defined in Section 2.1.

     "Taxes" -- all net income, gross income, gross receipt, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges if any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interests or penalty thereon.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Taxes.

     "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "UDC" -- as defined in the first paragraph of this Agreement.

     "UNIT" -- as defined in the first paragraph of this Agreement.

     "UNIT's Advisors" -- as defined in Section 5.1.

     "UNIT Materials" -- as defined in Section 3.28.

     "UNIT Common Stock" -- as defined in Section 4.3.

     "UNIT Preferred Stock" -- as defined in Section 4.3.

     "UNIT SEC Reports" -- as defined in Section 4.8.

     "Working Capital Amount" --  as defined in Section 2.5

                             ARTICLE 2
                        THE MERGER; CLOSING

2.1  The Merger

Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of Oklahoma Law, the Company will be merged with and into UDC as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in this Agreement, and with the Shareholders receiving the Merger Consideration. Following the Merger, UDC will continue as the surviving corporation (the "Surviving Corporation") under the name "Unit Drilling Company" and will continue its existence under the laws of the State of Oklahoma, and the separate corporate existence of the Company will cease.

2.2  Effective Time of the Merger

The Merger shall not become effective until, and, subject to the terms and conditions of this Agreement, shall become effective when the following actions shall have in all respects been completed:

     (a) this Agreement shall have been approved by the shareholders of UDC and the Company in accordance with the requirements of Oklahoma Law; and

     (b) the Certificate of Merger shall have been filed, in accordance with the requirements of Oklahoma Law, in the office of the Secretary of State of the State of Oklahoma.

The date and time when the Merger shall become effective as aforesaid is herein referred to as the "Effective Time of the Merger."

2.3  Organizational Documents; Directors and Officers

     (a) The Organizational Documents of UDC, as in effect immediately prior to the Effective Time of the Merger, shall be the Organizational Documents of the Surviving Corporation from and after the Effective Time of the Merger until amended in accordance with Oklahoma Law.

     (b) The officers of UDC in office immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation from and after the Effective Time of the Merger, each to hold office in accordance with the Organizational Documents of the Surviving Corporation.

     (c) The directors of UDC in office immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation from and after the Effective Time of the Merger, and each shall hold such office until his successor shall have been elected or qualified or as otherwise provided in the Organizational Documents of the Surviving Corporation.

2.4  Closing

The consummation of the transactions contemplated by Section 2.01 together with the delivery of the various certificates, agreements, opinions and other documents required or contemplated by this Agreement is called the "Closing".

The Closing will take place at the offices of UNIT at 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma, at 10:00 a.m. (local time) on the later of
(i) November 20, 1997 or (ii) the date that is two business days following the termination of the applicable waiting period under the HSR Act, or at such other time and place as the parties may agree. Subject to the provisions of Article 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.5  Conversion of the Shares in the Merger

     (a) By virtue of the consummation of the Merger, the Shares shall be converted into the right to receive the Merger Consideration in the manner and at the time provided for in Sections 2.5(b) and 2.6. The total maximum Merger Consideration provided herein is to be 1,300,000 shares of UNIT Common Stock and Promissory Notes (in the form of Attachment A to this Agreement) in the aggregate original principal amount of $5,000,000 (the "Merger Consideration"); provided, however, that the aggregate original principal amount of the Promissory Notes shall be reduced on a dollar for dollar basis by the amount that the actual working capital of the Company as of the Effective Time of the Merger, as determined in accordance with GAAP, is less than the amount of the working capital reflected in the Balance Sheet (the "Working Capital Amount"). As promptly as practicable after the Effective Time of the Merger, UNIT and its independent accounting firm, in cooperation with the employees and accounting representatives of the Company, shall review the books and records of the Company for the period in question to develop a balance sheet for the Company as of the Effective Time of the Merger (the "Closing Balance Sheet").
If the amount of the working capital reflected on the Closing Balance Sheet is less than the Working Capital Amount, the aggregate original principal amount of the Promissory Notes shall be reduced by the amount of such difference; provided, however, that notwithstanding anything to the contrary in the foregoing, for purposes of the adjustment in the amount of the Merger Consideration under this Section 2.5 only, there shall be added to the working capital reflected in the Closing Balance Sheet an amount equal to $248,116 (representing capital expenditures of the Company during the period from the date of the Balance Sheet to September 30, 1997 which UNIT has determined are acceptable additions) plus such additional amounts of capital expenditures incurred by the Company subsequent to September 30, 1997 to which the parties may agree (UNIT's agreement in this instance to be consistent with the methodology used for capital expenditures before September 30, 1997). In the event there is a adjustment required pursuant to this Section 2.5, the original principal amount of each of the Promissory Notes shall be proportionately reduced to reflect such adjustment. The Promissory Notes shall not be issued until such determination has been made but the interest due on the outstanding principal amount of the Promissory Notes as finally issued shall accrue from the Effective Date of the Merger.

     (b) At the Effective Time of the Merger, each of the outstanding shares of the capital stock of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the following portions of the total Merger Consideration (as hereinafter defined) upon surrender of the certificates evidencing such shares as set forth below:




                             Company
                        Capital Stock Owned

                                                                   Shares of
                                                                     UNIT
                        No. of                       Promissory     Common
    Shareholder         Shares        Class            Note          Stock
    -----------         ------        -----          ----------    ---------
H. C. Hickman Trust      9,323    Preferred           $932,300
                        18,726    Non Voting Common
                           260    Voting Common
                        18,986    Total Common        $497,350      331,192


Bonnie B. Hickman Trust  9,323    Preferred           $932,300
                        18,726    Non Voting Common
                           260    Voting Common
                        18,986    Total Common        $497,350      331,192


Gregory S. Hickman       5,916    Preferred           $591,600
1996 Irrevocable Trust  11,884    Non Voting Common
                           165    Voting Common
                        12,049    Total Common        $315,630      210,183


Bradley L. Hickman       5,916    Preferred           $591,600
1996 Irrevocable Trust  11,884    Non Voting
                           165    Voting Common
                        12,049    Total Common        $315,630      210,183


Gregory S. Hickman       6,152    Non Voting Common
                            75    Voting Common
                         6,227    Total Common        $163,120      108,625

Bradley L. Hickman       6,152    Non Voting Common
                            75    Voting Common
                         6,227    Total Common        $163,120      108,625
                                                    ----------    ---------
Totals                                              $5,000,000    1,300,000
                                                    ==========    =========


Notwithstanding anything to the contrary in the foregoing, fractional shares of UNIT Common Stock shall not be issued and that any such fractional shares otherwise issuable pursuant to this Section 2.5 shall be rounded to the nearest whole number. Unless otherwise agreed, each holder of shares of the Company's capital stock shall be entitled to receive a single Promissory Note evidencing the aggregate original principal amount to which such holder is entitled to receive by reason of all of the shares of all classes of the Company's capital stock which he or she holds at the Effective Time of the Merger. From and after the Effective Time of the Merger, each outstanding certificate which theretofore evidenced ownership of and represented shares of any of the capital stock of the Company shall be deemed for all purposes to evidence ownership of and to represent the number of shares of UNIT Common Stock and the right to receive payment of the aggregate principal amount evidenced by the Promissory Note into which the shares of capital stock of the Company has been converted; provided, however, that no dividends will be payable on shares of UNIT Common Stock and no payments of principal or interest on the amounts evidenced by the Promissory Notes will be payable until such time as the holder thereof has surrendered the certificates formerly representing shares of the Company's capital stock and has been issued new certificates evidencing such shares of UNIT Common Stock and Promissory Notes into which such shares of the Company's capital stock has been converted.

2.6  Delivery of Merger Consideration

Upon surrender of the certificates representing all of the outstanding shares of the Company's capital stock to UNIT at or immediately following the Effective Time of the Merger, the Company shall issue and deliver to the Shareholders the UNIT Common Stock and the Promissory Notes to which they are thereby entitled; provided, however, that no Promissory Notes shall be issued until such time as the amount of the working capital of the Company as of the Effective Time of the Merger has been determined and it has been determined whether any adjustments in the amount payable under the terms of the Promissory Notes pursuant to Section 2.5 is required. After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Company of the shares of the Company's capital stock which were outstanding immediately prior to the Effective Time of the Merger.

2.7  Adjustments

If, between the date of this Agreement and the Effective Time of the Merger, any of the outstanding shares of UNIT Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date prior to the Effective Time of the Merger, the number of shares or class of UNIT Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of the Company's capital stock as provided in this Agreement shall be appropriately adjusted. The $5,000,000 aggregate principal amount of payments which the holders of shares of the Company's capital stock are entitled to receive is subject to reduction as provided in Section 2.5, in which event, the amount of cash per share receivable by the Shareholders shall be reduced proportionately. The amounts payable under the Promissory Notes are also subject to possible offset as provided in this Agreement.


                             ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES
                OF THE COMPANY AND THE SHAREHOLDERS

The Company and the Shareholders jointly and severally hereby represent and warrant to UNIT and UDC as follows:

3.1  Organization and Good Standing

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of the foreign jurisdictions in which it is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Except as noted in the following sentence, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company is not qualified to do business in the State of Texas but it has paid all franchise taxes and other amounts that would be due and payable if the Company had been so qualified. Neither the Company nor any of its shareholders (including UNIT after the Effective Time of the Merger) are or will be subject to any losses, costs, fines, penalties or other expenses or liabilities by reason of its failure to be qualified to do business in the State of Texas as a foreign corporation.

     (b) Each Shareholder represents and warrants to UNIT that (i) if the Shareholder holds Shares as the trustee of a trust, such trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by the Shareholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach or a default under, its governing trust instruments (if applicable), or any of the terms of any contract, commitment or other obligations (written or oral) to which the Shareholder either individually or as a trustee is bound; (iii) this Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency and other laws relating to and affecting creditors' rights generally and equitable remedies; (iv) if applicable, the execution, delivery and performance of this Agreement and the consummation by Shareholder of the transactions contemplated hereby have been approved by all necessary trust action on Shareholder's part; and (v) the Shareholder has the power, authority and legal capacity to execute and deliver this Agreement and perform his or her obligations under this Agreement;

     (c) The Company has delivered to UNIT copies of the Organizational Documents of the Company, as currently in effect.

3.2  Authority; No Conflict

     (a) This Agreement, assuming this Agreement constitutes a valid and binding obligation of UNIT and UDC, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy or principles applicable to creditors' rights generally or governing the availability of equitable relief. Upon the execution and delivery by the Shareholders of the Shareholders' Releases and the execution and delivery by the required Shareholders of the Noncompetition Agreements (collectively, the "Shareholders' Closing Documents"), the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the signatory Shareholders, enforceable against the signatory Shareholders in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the stockholders of any Company, or (C) any trust instrument or agreement of or relating to any Shareholder;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or the Shareholders, or any of the assets owned or used by the Company, may be subject;

         (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (iv) cause UNIT, or UDC or the Company to become subject to, or to become liable for the payment of, any Taxes other than any Taxes that may become payable as a result of actions taken by UNIT or UDC after the Closing;

           (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

         (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

     (c) Neither the Company nor any of the Shareholders are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions other than (i) in connection or compliance with any applicable provisions of Oklahoma Law, the HSR Act, the Securities Act and the Exchange Act and any applicable state securities laws or regulations, and (ii) such filings or registrations which, if not made, and such authorizations, consents or approvals which, if not received, would not have any material adverse effect on the business, financial condition, equipment or properties of the Company or on the ability of the Company and the Shareholders to consummate the transactions contemplated hereby.

3.3  Capitalization

The authorized equity securities of the Company consist of the following:

     (a) Two thousand shares of Voting Common Stock, par value $1.00 per share, of which a total of 1,000 shares are issued and outstanding and owned as follows:

                                                                 Number of
                           Owner                               Shares Owned
                           -----                               ------------
          H. C. Hickman, Trustee of the H. C.
            Hickman 1988 Revocable Trust
            Agreement, dated August 8, 1988.......................  260

          Bonnie B. Hickman, Trustee of the Bonnie
            B. Hickman 1988 Revocable Trust
            Agreement, dated August 8, 1988.......................  260

          Gregory S. Hickman.......................................  75

          Bradley L. Hickman.......................................  75

          Gregory Hickman, Trustee of the Gregory
            S. Hickman 1996 Irrevocable Trust
            Agreement, dated November 8, 1996.....................  165

          Bradley L. Hickman, Trustee of the Bradley
            L. Hickman 1996 Irrevocable Trust
            Agreement, dated November 8, 1996.....................  165 and there are no such shares which are held by the Company as treasury shares.

     (b) One hundred thousand shares of Non-Voting Common Stock, par value $1.00 per share, of which a total of 73,524 shares are issued and outstanding and owned as follows:

                                                                Number of
                           Owner                              Shares Owned
                           -----                              ------------
          H. C. Hickman, Trustee of the H. C.
            Hickman 1988 Revocable Trust
            Agreement, dated August 8, 1988....................  18,726

          Bonnie B. Hickman, Trustee of the Bonnie
            B. Hickman 1988 Revocable Trust
            Agreement, dated August 8, 1988....................  18,726

          Gregory S. Hickman....................................  6,152

          Bradley L. Hickman....................................  6,152

          Gregory Hickman, Trustee of the Gregory
            S. Hickman 1996 Irrevocable Trust
            Agreement, dated November 8, 1996..................  11,884

          Bradley L. Hickman, Trustee of the Bradley
            L. Hickman 1996 Irrevocable Trust
            Agreement, dated November 8, 1996..................  11,884 and there are no such shares which are held by the Company as treasury shares.

     (c) Fifty thousand shares of Non-Voting 8% Non-cumulative Preferred Stock with a Liquidating preference of $100.00 per share, of which a total of 30,478 shares are issued and outstanding and owned as follows:

                                                                Number of
                          Owner                               Shares Owned
                          -----                               ------------

          H. C. Hickman, Trustee of the H. C.
            Hickman 1988 Revocable Trust
            Agreement, dated August 8, 1988....................  9,323

          Bonnie B. Hickman, Trustee of the Bonnie
            B. Hickman 1988 Revocable Trust
            Agreement, dated August 8, 1988....................  9,323

          Gregory Hickman, Trustee of the Gregory
            S. Hickman 1996 Irrevocable Trust
            Agreement, dated November 8, 1996..................  5,916

          Bradley L. Hickman, Trustee of the Bradley
            L. Hickman 1996 Irrevocable Trust
            Agreement, dated November 8, 1996..................  5,916 and there are no such shares which are held by the Company as treasury shares.

The outstanding shares reflected in Section 3.3 (a)-(c) above, are collectively referred to as the "Shares".

The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act, Exchange Act or any other Legal Requirement. The Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4  Financial Statements

The Company has delivered to UNIT: (a) the unaudited balance sheet of the Company as of May 31, 1997 ( the "Balance Sheet") and the related unaudited statement of income for the eight month period of October 1, 1996 through May 31, 1997 and (b) the unaudited balance sheet of the Company as of September 30, 1997 (the "Interim Balance Sheet") and the related unaudited statements of income for the 12 months then ended. Such financial statements fairly present the financial condition and the results of operations of the Company as of the respective dates and for the periods referred to in such financial statements subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse); the financial statements referred to in this Section 3.4 reflect the consistent application of the Company's accounting principles throughout the periods involved. No financial statements of any Person are required by GAAP to be included in the consolidated financial statements of the Company.

3.5  Books and Records

The books of account, minute book, stock record book, and other records of the Company, all of which have been delivered to UNIT, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute book. At the Closing, all of those books and records will be in the possession of the Company.

3.6  Title to Properties; Encumbrances

Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, drilling rigs and related equipment, vehicles and other tangible property or equipment owned by the Company which individually has a value in excess of $5,000. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or which are reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) liens for current taxes not yet due, minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (b) with respect to real property, zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

3.7  Condition and Sufficiency of Assets

The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs consistent with the Company's Ordinary Course of Business. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8  Accounts Receivable

All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the

Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 120 days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9  Inventory

All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.10 No Undisclosed Liabilities

The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations otherwise disclosed herein or reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11 Taxes

     (a) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has delivered to UNIT copies of all federal and state income Tax Returns filed since September 30, 1994. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

     (b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through September 30, 1992. There have been no audits of the Company's Tax Returns within the last five years.

     (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, nor within the five-year period preceding the Closing Date has been, an "S" corporation.

3.12 No Material Adverse Change

Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, results, working capital position or condition (financial or other) of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change other than such changes that may have occurred as a result of general conditions in the industry in which the Company operates, including the average industry rig utilization rates in the geographic areas in which the Company operates.

3.13 Employee Benefits

     (a) As used in this Section 3.13 and Section 3.20, the following terms have the meanings set forth below:

"Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Company.

"Company Plan" means all Plans of which the Company is or was a Plan Sponsor, or to which the Company otherwise contributes or has contributed, or in which the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

"ERISA Affiliate" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC Sec. 414.

"Multi-Employer Plan" has the meaning given in ERISA Sec. 3(37)(A).

"Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Sec. 132.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Pension Plan" has the meaning given in ERISA Sec. 3(2)(A).

"Plan" has the meaning given in ERISA Sec. 3(3).

"Plan Sponsor" has the meaning given in ERISA Sec. 3(16)(B).

"Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Sec. 401(a).

"Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Sec. 1301 et seq., other than Multi-Employer Plans.

"VEBA" means a voluntary employees' beneficiary association under IRC Sec. 501(c)(9).

"Welfare Plan" has the meaning given in ERISA Sec. 3(1).

     (b)  (i)   Part 3.13(b)(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans and, Company Other Benefit
                Obligations, and identifies  as such all Company Plans that are
                (A) defined benefit Pension Plans, (B) Qualified Plans, (C)
                Title IV Plans, (D) Multi-Employer Plans or (E) Welfare Plans.

          (ii) Part 3.13(b)(ii) of the Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all plans of which such ERISA Affiliate is or was a Plan Sponsor, in which any ERISA Affiliate participates or has participated or to which such ERISA Affiliate contributes or has contributed.

          (iii) Part 3.13(b)(iii) of the Disclosure Letter sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

          (iv) Part 3.13(b)(iv) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation, that is not subject to the disclosure and reporting requirements of ERISA.

     (c)  The Company has delivered to UNIT:

          (i) all documents that set forth the terms of each Company Plan, or Company Other Benefit Obligation, and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans or Company Other Benefit Obligations for which a plan description or summary plan description is not required;

          (ii)  all personnel, payroll, and employment manuals and policies;

          (iii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (iv)  all registration statements filed with respect to any Company
                Plan;

          (v) all insurance policies purchased by or to provide benefits under any Company Plan;

          (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

          (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, or Company Other Benefit Obligation;

         (xiii) all notifications to employees of their rights under ERISA Sec. 601 et seq. and IRC Sec. 4980B;

          (ix) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

          (x) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

          (xi) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company or any Company Plan within the four years preceding the date of this Agreement; and

          (xii) with respect to Qualified Plans, the most recent determination letter for each Plan of the Company that is a Qualified Plan.

     (d)  Except as set forth in Part 3.13(d) of the Disclosure Letter:

          (i) The Company has performed all of its obligations under all Company Plans and Company Other Benefit Obligations. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

          (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to UNIT.

          (iii) The Company, with respect to all Company Plans and Company Other Benefits Obligations is, and each Company Plan and Company Other Benefit Obligations, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13:

               (A) No transaction prohibited by ERISA Sec. 406 and no "prohibited transaction" under IRC Sec. 4975(c) have occurred with respect to any Company Plan.

               (B) No Shareholder or the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

               (C) No Shareholder or the Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA Sec. 502 or Sec. 4071.

               (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

               (E) All contributions and payments made or accrued with respect to all Company Plans, and Company Other Benefit Obligations are deductible under IRC Sec. 162 or Sec. 404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.

               (F) All contributors and payments accrued up to the Closing Date have been made to the Plans by the Company.

          (iv) Except for the Qualified Plans, each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

          (v) Since May 31, 1997, there has been no establishment or amendment of any Company Plan, or Company Other Benefit Obligation.

          (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, or Company Other Benefit Obligation is pending or, to the Shareholders' knowledge, is threatened.

         (viii) Each Qualified Plan of the Company is qualified in form and operation under IRC Sec. 401(a); each trust for each such Plan is exempt from federal income tax under IRC Sec. 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

          (ix) The Company has met the minimum funding standard, and has made all contributions required, under ERISA Sec. 302 and IRC Sec. 412.

          (x)   No Company Plan is subject to Title IV of ERISA.

          (xi) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Sec. 307 or IRC Sec. 401(a)(29).

          (xi) No reportable event (as defined in ERISA Sec. 4043 and in regulations issued thereunder) has occurred.

          (xii) No Shareholder or the Company has Knowledge of any facts or circumstances that may give rise to any liability of any Shareholder, the Company, or UNIT to the PBGC under Title IV of ERISA.

         (xiii) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan or a VEBA.

          (xiv) Except to the extent required under ERISA Sec. 601 et seq. and IRC Sec. 4980B, the Company does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (xv) The Company has the right to modify and terminate benefits with respect to both retired and active employees.

          (xvi) The Shareholders and the Company have complied with the provisions of ERISA Sec. 601 et seq. and IRC Sec. 4980B.

         (xvii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC Sec. 280G or Sec. 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

        (xviii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

3.14 Compliance With Legal Requirements; Governmental Authorizations

     (a)  Except as set forth in Part 3.14 of the Disclosure Letter:

          (i) the Company is, and at all times since October 1, 1996 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) the Company has not received, at any time since October 1, 1996, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

          (i) the Company is, and at all times since May 31, 1997 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

          (iii) the Company has not received, at any time since May 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of any Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

3.15 Legal Proceedings; Orders

     (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

          (i) that (x) has been commenced by or against the Company; or (y) otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company other than Proceedings that generally affect the industry in which the Company operates; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

          To the Knowledge of the Shareholders and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to UNIT copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

     (b)  There is no Order:

          (i) to which the Company, or any of the assets owned or used by the Company, is subject;

          (ii) to which any Shareholder is subject to that relates to the business of, or any of the assets owned or used by, the Company; and

          (iii) that, to the Knowledge of the Shareholders and the Company, prohibits any such officer, director, agent, or employee of the Company from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

3.16 Absence of Certain Changes and Events

Since the date of the Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b)  amendment to the Organizational Documents of the Company;

     (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee other than payment of bonuses to nonshareholder employees to be paid on or before the Closing Date in the amount of no more than $650,000 which shall have been accrued on the financial statements of the Company as of September 30, 1997 and be taken into account in connection with the adjustment provisions of Section 2.5(a);

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000 other than drilling contracts in the Ordinary Course of Business;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

     (i)  material change in the accounting methods used by the Company; or

     (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17 Contracts; No Defaults

     (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and the Company has delivered to UNIT true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, limited liability company, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

         (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Related Person of the Company or limit the freedom of the Company or any Related Person of the Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x) each power of attorney that is currently effective and outstanding;

          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

          (xii) each Applicable Contract for capital expenditures in excess of $10,000;

         (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

          (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

     (b)  Except as set forth in Part 3.17(b) of the Disclosure Letter:

          (i) No Shareholders (and no Related Person of any Shareholder) have or may acquire any rights under, and no Shareholders have or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by the Company; and

          (ii) to the Knowledge of the Shareholders and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d)  Except as set forth in Part 3.17(d) of the Disclosure Letter:

          (i) the Company is, and at all times since May 31, 1997 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

          (ii) to the Knowledge of the Company each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since May 31, 1997 has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) to the Knowledge of the Company no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) the Company has not given to or received from any other Person, at any time since May 31, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18 Insurance

     (a)  The Company has delivered to UNIT:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b)  Part 3.18(b) of the Disclosure Letter describes:

          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the two preceding policy years:

          (i)   a summary of the loss experience under each policy;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $50,000, which sets forth:

               (A)  the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C)  the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d)  Except as set forth on Part 3.18(d) of the Disclosure Letter:

          (i) All policies to which the Company is a party or that provide coverage to any Shareholder, the Company, or any director or officer of the Company:

                (A)  are valid, outstanding, and enforceable;

                (B) are issued by an insurer that is financially sound and reputable;

                (C) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;

                (D) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

          (ii) During the current policy year or any of the two preceding policy years, neither the Shareholders nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or the directors thereof.

          (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.19 Environmental Matters

Except as set forth in part 3.19 of the Disclosure Letter:

     (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Shareholder or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or
          (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest (including as lessee), or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of the Shareholders and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (c) No Shareholder or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) Neither the Company, nor any other Person for whose conduct it is or it may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials except those used by the Company in the Ordinary Course of Business in compliance with Environmental Laws present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Shareholder nor the Company nor any other Person for whose conduct they may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Knowledge of the Shareholders or the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (g) The Company has delivered to UNIT true and complete copies and results of any reports, studies, analysis, tests, or monitoring possessed or initiated by the Shareholders or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20 Employees

     (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status:

          name; job title; current compensation paid or payable and any change in compensation since May 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan or any director plan.

     (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Shareholders or the Company by any such employee or director. To the Shareholders' Knowledge, no director, officer, or other key employee of the Company intends to terminate his or her employment with the Company.

     (c) No retired employee or director of the Company, or their dependents, is receiving benefits or scheduled to receive any of the following benefits in the future: pension benefits, medical insurance coverage, retiree life insurance coverage, or any other similar type benefits.

3.21 Labor Relations; Compliance

The Company has not been or is a party to any collective bargaining or other labor union Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 Intellectual Property

     (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

          (i) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); and

          (ii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Company as licensee or licensor and which is proprietary to the Company and not otherwise generally available to the public or other Persons who are in the same industry as the Company.

                The Company does not have any patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents") nor any copyrights in both published works and unpublished works (collectively, "Copyrights").

     (b) Agreements--There are no Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound.

     (c)  Know-How Necessary for the Business

          (i) The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Except as set forth in Part 3.22(c) of the Disclosure Letter, all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

          (iv) No Patent is infringed or, to the Shareholders' Knowledge, has been challenged or threatened in any way.

          (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (d)  Patents

          None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

     (e)  Trademarks

          No Mark is infringed or, to the Knowledge of the Company or any Shareholder, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.



     (f)  Trade Secrets

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

          (ii) The Shareholders and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

          (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Company or any Shareholder, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.23 Certain Payments

The Company has not nor has any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services other than routine entertainment expenses (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Related Person of a the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24 Disclosure

     (a) No representation or warranty of the Company or any of the Shareholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to either the Company or any of the Shareholders that has specific application to either the Shareholders or the Company (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

3.25 Relationships With Related Persons

Except as set forth in Part 3.25 of the Disclosure Letter, neither the Shareholders nor any Related Person of the Shareholders nor the Company has, or since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Shareholder or any Related Person of the Shareholders or of the Company is, or since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. No Shareholder or any Related Person of the Shareholders or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26 Brokers or Finders

Neither the Company nor the Shareholders and their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27 Subsidiaries

There are no Subsidiaries of the Company.

3.28 Representations of the Shareholders

Each Shareholder hereby acknowledges receipt of copies of UNIT's Annual Report on Form 10-K for the year ended December 31, 1996, UNIT's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, UNIT's Annual Report to Stockholders for 1996 and its proxy statement distributed to its stockholders in connection with the solicitation of proxies for its annual stockholders' meeting held May 7, 1997, the Company's financial statements described in Section 3.4 of this Agreement (collectively, with the exception of the Company's financial statements, referred to in this Section 3.28 as the "UNIT Materials"). Each Shareholder further represents, acknowledges and understands that:

     (a) None of the UNIT Common Stock or Promissory Notes has been, or will have been at the time of its issuance pursuant to this Agreement, registered under the Securities Act or registered or qualified under any state securities laws because it will be so issued in reliance upon exemptions from registration or qualification that depend in part on such Shareholder's acknowledgements, representations and warranties made herein.

     (b) The UNIT Common Stock and Promissory Notes issued to each Shareholder will bear a legend in substantially the following form:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF
               1933, AS AMENDED, OR THE OKLAHOMA SECURITIES
               ACT.  NEITHER THE RECORD NOR THE BENEFICIAL
               OWNERSHIP OF SAID SECURITIES MAY BE SOLD OR
               TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
               REGISTRATION STATEMENT FOR SAID SECURITIES
               UNDER BOTH OF SAID ACTS AND ANY OTHER
               APPLICABLE STATE SECURITIES LAWS OR RULES
               UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH
               THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.

     (c) The Merger Consideration to be acquired by such Shareholder pursuant to this Agreement is being acquired for his, her or its own account and without a view to the distribution thereof or any interest therein.

     (d) Such Shareholder has reviewed and understands this Agreement and the UNIT Materials, and UNIT has made available to such Shareholder an opportunity to ask questions and receive answers concerning UNIT, the Merger Consideration and the terms and conditions of the Merger and to obtain any additional material from UNIT reasonably relating to UNIT, the Merger Consideration and the Merger.

     (e) Such Shareholder is an accredited investor within the meaning of Rule 501(a) or Regulation D promulgated under the Securities Act.

     (f) Such Shareholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the UNIT Common Stock and the Promissory Notes including the suitability of an investment therein.

     (g) Such Shareholder is capable of bearing the economic risks of an investment in the UNIT Common Stock and Promissory Notes, including a complete loss of such investment.

                             ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF UNIT AND UDC

UNIT and UDC jointly and severally represent and warrant to the Company and the Shareholders as follows:

4.1  Organization and Good Standing

     (a) Each of UNIT and UDC is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of UNIT and UDC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or leased by it, or the nature of the activities conducted by it, requires such qualification.

     (b) UNIT has delivered to the Company copies of the Organizational Documents of each of UNIT and UDC, as currently in effect.

4.2  Authority; No Conflict

     (a) This Agreement, assuming this Agreement constitutes a valid and binding obligation of the Shareholders and Company, constitutes the legal, valid, and binding obligation of UNIT and UDC, enforceable against UNIT and UDC in accordance with its terms, except as such enforceability may be limited by bankruptcy or principles applicable to creditors' rights generally or governing the availability of equitable relief.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of UNIT or UDC, or (B) any resolution adopted by the Board of Directors or the stockholders of UNIT or UDC;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which UNIT or UDC, or any of the assets owned or used by UNIT or UDC, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by UNIT and UDC or that otherwise relates to the business of, or any of the assets owned or used by, UNIT and UDC;

          (iv) cause UNIT or UDC to become subject to, or to become liable for the payment of, any Tax;

          (v) cause any of the assets owned by UNIT and UDC to be reassessed or revalued by any taxing authority or other Governmental Body;

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by UNIT and UDC.

     (c) Neither UNIT or UDC is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions other than (i) in connection or compliance with any applicable provisions of Oklahoma Law, the HSR Act, the Securities Act and the Exchange Act and any applicable state securities laws or regulations, and (ii) such filings or registrations which, if not made, and such authorizations, consents or approvals which, if not received, would not have any material adverse effect on the business, financial condition, or properties of UNIT and UDC or on the ability of UNIT and UDC to consummate the transactions contemplated hereby.

4.3  Capitalization

     (a) The authorized capital stock of UNIT consists of 40,000,000 shares of common stock, par value $.20 per share ("UNIT Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share ("UNIT Preferred Stock"). As of November 12, 1997 there were issued and outstanding 24,192,073 shares of UNIT Common Stock and no shares of UNIT Preferred Stock. In addition, 9,863 shares of UNIT Common
          Stock are held in the treasury of UNIT. The only outstanding options, warrants, or other rights to purchase shares of UNIT Common Stock are stock options covering a total of 389,960 shares of UNIT Common Stock. All shares of capital stock of UNIT which are outstanding as of the date hereof, or will be outstanding immediately prior to the Closing, are or will be duly authorized, validly issued, fully paid and nonassessable, and are not or will not be subject to, or issued in violation of, any preemptive rights. Except as set forth above and as provided in the Rights Agreement adopted by the Board of Directors of UNIT in May 1995, there are no shares of capital stock of UNIT authorized or outstanding, and there are no subscriptions, options to purchase shares of the capital stock of UNIT, conversion or exchange rights, warrants, preemptive rights so other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating UNIT to issue, transfer, deliver to sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interest of UNIT or obligating UNIT to grant, extend or enter into any such agreement or commitment.

     (b) All the outstanding shares of capital stock of UDC have been duly authorized, validly issued and nonassessable and are held of record and beneficially by UNIT.

4.4  No Material Adverse Change

Since June 30, 1997, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of UNIT or UDC, and no event has occurred or circumstance exists that may result in such a material adverse change.

4.5  Brokers or Finders

Neither UNIT nor UDC and their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.6  Subsidiaries

The only wholly owned subsidiaries of UNIT are UDC, Unit Petroleum Company, Unit Drilling and Exploration Company, Mountain Front Pipeline Company, Inc., Unit Texas Company, Petroleum Supply Company and Unit Energy Canada Inc. In addition, UNIT is a member of GED Gas Services, L.L.C. and Superior Pipeline Company L.L.C., both limited liability companies formed under Oklahoma law.

4.7  Issuance of UNIT Common Stock

The UNIT Common Stock to be issued in connection with the Merger has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

4.8  UNIT SEC Reports

UNIT has delivered to the Company (i) each registration statement, report on 8-K, proxy statement or information statement prepared by it since January 1, 1994, (ii) UNIT's Annual Reports on Form 10-K for the years ended December 31, 1994, 1995 and 1996 and (iii) UNIT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September30, 1997 each in the form (including exhibits) filed with the Commission (collectively, the "UNIT SEC Reports"). As of their respective dates, except as otherwise heretofore disclosed to the Company in writing, the UNIT SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the UNIT SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of UNIT and its subsidiaries as of its date and each of the consolidated statements of income, of shareholders' equity and of cash flows included in or incorporated by reference into the UNIT SEC Reports (including any related notes and schedules) fairly presents the results of operations, shareholders' equity and cash flows, of UNIT and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to UNIT and its subsidiaries taken as a whole in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                             ARTICLE 5
                    COVENANTS OF THE COMPANY AND
                 SHAREHOLDERS PRIOR TO CLOSING DATE

Between the date of this Agreement and the Closing Date, the Company and the Shareholders jointly and severally covenant and agree with UNIT that the Company will comply with all covenants and provisions of this Article 5, except to the extent UNIT may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

5.1  Access and Investigation

The Company and its Representatives will, (a) afford UNIT and its Representatives and prospective lenders and their Representatives (collectively, "UNIT's Advisors") full and free access to the Company's personnel, equipment, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish UNIT and UNIT's Advisors with copies of all such contracts, books and records, and other existing documents and data as UNIT may reasonably request, and (c) furnish UNIT and UNIT's Advisors with such additional financial, operating, and other data and information as UNIT may reasonably request.

5.2  Operation of the Businesses of the Company

The Shareholders will, and will cause the Company to:

     (a) conduct the business of the Company only in the Ordinary Course of Business;

     (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c)  confer with UNIT concerning operational matters of a material nature;
          and

     (d) otherwise report periodically to UNIT as UNIT may request from time to time concerning the status of the business, operations, and finances of the Company.

5.3  Negative Covenant

Except as otherwise expressly permitted by this Agreement, the Company will not, without the prior written consent of UNIT, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

5.4  Required Approvals

As promptly as practicable after the date of this Agreement, the Company and the Shareholders will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including, if needed, all filings under the HSR Act). The Shareholders will, and will cause the Company to cooperate with UNIT with respect to all filings that UNIT elects to make or is required by Legal Requirements to make in connection with the Contemplated Transaction (including taking all actions requested by UNIT to cause early termination of any applicable waiting period under the HSR Act).

5.5  Notification

The Company will promptly notify UNIT in writing if or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's or any Shareholder's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to UNIT a supplement to the Disclosure Letter specifying such change. During the same period, the Company will promptly notify UNIT of the occurrence of any Breach of any covenant in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

5.6  Payment of Indebtedness by Related Persons

Except as expressly provided in this Agreement, the Shareholders will cause all indebtedness owed to the Company by the Shareholders or any Related Person of any Shareholder to be paid in full prior to Closing.

5.7  No Negotiation

Until such time, if any, as this Agreement is terminated pursuant to Article 10, the Shareholders will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than UNIT) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8  Best Efforts

The Company and the Shareholders will use their Best Efforts to cause the conditions in Article 8 and Article 9 to be satisfied.

5.9  Approval of Merger

Each of the Shareholders agrees that he, she or it will sign consents to action in lieu of a special meeting of the shareholders of the Company or take any other action as may be appropriate to approve the Merger in accordance with the provisions of Oklahoma Law.

                             ARTICLE 6
              COVENANTS OF UNIT PRIOR TO CLOSING DATE

Between the date of this Agreement and the Closing Date, UNIT at its expense will comply with all covenants and provisions of this Article 6, except to the extent the Company may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

6.1  Approvals of Governmental Bodies

As promptly as practicable after the date of this Agreement, UNIT will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including, if needed, all filings under the HSR Act). UNIT will, and will cause each Related Person to, cooperate with the Shareholders and the Company with respect to all filings that the Shareholders and the Company are required by Legal Requirements to make in connection with the Contemplated Transactions ; provided that this Agreement will not require UNIT to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2  Best Efforts

Except as set forth in the proviso to Section 6.1, UNIT will use its Best Efforts to cause the conditions in Articles 8 and 9 to be satisfied.

                             ARTICLE 7
                       ADDITIONAL AGREEMENTS

7.1  Standstill

From and after the date of this Agreement and for a period of five years, none of the Shareholders nor any of their Related Persons, shall:

     (a) solicit proxies or be or become a member of a group which solicits proxies (as used herein, the term "proxy" shall have the meaning provided in Regulation 14A promulgated by the Securities and Exchange Commission under the Exchange Act) for the purpose of (i) removing from office, or nominating or voting for a candidate to run in opposition to, any person who is serving as a director of UNIT at the date of this Agreement or any person who may hereafter be elected to the board of directors of UNIT as a result of the nomination or recommendation by at least a majority of those persons serving as directors of UNIT at the date of this Agreement, or (ii) vote against or otherwise opposing any matter which has been proposed or recommended by the board of directors of UNIT which is then comprised of persons at least a majority of which are persons serving as directors of UNIT at the date of this Agreement and any persons who may hereafter be elected to the board of directors of UNIT based upon the nomination or recommendation by at least a majority of those persons serving as directors of UNIT at the date of this Agreement; or

     (b) permit any entity under his, her or its control (including but not limited to subsidiaries and employee pension, profit sharing or other trusts under his, her or its investment management control) to acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any UNIT Common Stock or any option to purchase UNIT Common Stock; or

     (c) acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise shares of UNIT Common Stock or any option to purchase UNIT Common Stock by any Person; or

     (d) finance or arrange the financing or participate in the financing of the acquisition of UNIT Common Stock by any Person; or

     (e) join or permit any Related Person of its to join a partnership, limited partnership, syndicate, or other group for the purpose of acquiring or holding of UNIT Common Stock within the meaning of
          Section 13(d) of the Exchange Act; or

     (f) initiate, propose or otherwise solicit shareholders for any matter at any time, or induce or attempt to induce any other Person to initiate any stockholder proposal or a tender offer for shares of UNIT Common Stock or any change of control of UNIT, or for the purpose of convening a stockholders' meeting of UNIT; or

     (g) other than in connection with the Contemplated Transaction, acquire or permit any entity under his, her or its control (including but not limited to subsidiaries and employee pension, profit sharing or other trusts under his, her or its investment management control) to acquire, by purchase or otherwise, more than 5% of any class of equity securities of any entity which, prior to the time such entity acquires more than 5% of such class, is the beneficial owner of, or intends to acquire more than 5% of UNIT Common Stock; or

     (h) take any action by written consent in lieu of a meeting or any action to call a meeting of the stockholders of UNIT; or

     (i) seek or propose to influence or control UNIT's management or policies (or request information to do so);

     (j) enter into discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

     (k) transfer more than 650,000 shares to a single person or group (as that term is used in Section 13 of the Securities Exchange Act of 1934, as amended) without obtaining from such transferee a commitment or agreement subjecting such persons to the restrictions set forth in this Section 7.1.

7.2  Tax Free Reorganization Treatment

The parties shall use their Best Efforts to qualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.


7.3  Inclusion of Company Employees in UNIT Plans

UNIT covenants and agrees that all employees of the Company who continue with UDC, UNIT or any Subsidiary of UNIT shall be eligible to participate in all Plans and other employee benefit plans now or hereafter available to the employees of UNIT and its Subsidiaries in general, subject to any subsequent modifications, terminations, reductions or other changes in any of such plans that UNIT or any of its Subsidiaries may effect generally in the future. Employees of the Company shall be credited for actual continuous service with the Company for purposes of eligibility, vesting and benefit plan accrual under all UDC Plans, except the Unit Corporation Separation Benefit Plan, the Separation Benefit Plan for Senior Management, and UDC's service recognition program. UNIT shall continue the COBRA coverage for former employees of the Company entitled thereto.

7.4  Additional Agreements with Shareholders

UNIT, UDC, the Company and each of the appropriate Shareholders shall use their Best Efforts to enter into, or to cause the appropriate Related parties to enter into, subject to the consummation of the Merger, the following agreements and arrangements:

     (a) An agreement, in the form of Exhibit 7.4(a), pursuant to which Petroleum Supply Company will purchase the inventory listed or described in Exhibit 7.4(a) hereto from B&G Supply Company for $118,404.31.

     (b) A real estate purchase agreement, in the form of Exhibit 7.4(b), pursuant to which UDC will purchased the equipment yard located in Woodward, Oklahoma owned by Bradley L. Hickman and Gregory S. Hickman and currently used by the Company for a total purchase price of $140,000.

     (c) A lease agreement, in the form of Exhibit 7.4(c), pursuant to which UDC will lease the office space located in Woodward, Oklahoma owned by
          H. C. Hickman and Bonnie B. Hickman and currently used by the Company.

     (d) A transfer of the existing Company owned life insurance policy on the life of H.C. Hickman to him without any payment or consideration.

7.5  Use of Hickman Name

The Shareholders understand and agree that pursuant to the Merger, UNIT and UDC will acquire the proprietary right to the name "Hickman Drilling Company." It is the current intent of UDC to operate the business of the Company after the Merger as a division of UDC using such name or a name similar thereto. Each of the Shareholders agrees that so long as UDC continues to use the name "Hickman" he, she or it will not use the name "Hickman" or any name deceptively similar thereto or any related Intellectual Property Assets in the conduct of any contract drilling, oil field service, oil field supply, oil or gas exploration, development, production, gathering, transportation or marketing or any similar business or in any other manner which might create confusion in the minds of the customers or potential customers of UDC or UNIT of the identity, ownership or operations of any such business.

7.6  Antitrust Law Compliance

With the exception of this Agreement, UNIT and the Company have heretofore filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, with respect to the transactions contemplated hereby. Each party to this Agreement warrants that, as of the date filed, all such filings by it (or by the Company, in the case of this warranty by the Shareholders) are true and accurate in all material respects and in accordance with the requirements of the HSR Act. As promptly as practicable after the date hereof, each party shall file this Agreement pursuant to the requirements of the HSR Act. Each party agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to make additional filings and to provide any additional information requested by such agencies under the HSR Act and shall use its Best Efforts to make any such filings, provide such additional information and take such other actions as may be appropriate or desirable to permit early termination of the waiting period under such act.


                             ARTICLE 8
            CONDITIONS PRECEDENT TO OBLIGATIONS OF UNIT

UNIT's obligation to purchase the Shares and to take the other actions required to be taken by UNIT shall be subject to the satisfaction, at or prior to the Effective Time of the Merger, of each of the following conditions precedent (any of which may be waived by UNIT, in whole or in part):

8.1  Accuracy of Representations

All of the Company's and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Effective Time of the Merger as if made at the Effective Time of the Merger, without giving effect to any supplement to the Disclosure Letter.

8.2  The Company's and Shareholders' Performance

     (a) All of the covenants and obligations that the Company and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Effective Time of the Merger (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.

     (b) Each document required to be delivered pursuant to Section 8.4 must have been delivered, and each of the other covenants and obligations in Article 5 must have been performed and complied with in all material respects.

     (c) Each of the agreements referenced in Section 7.4 shall have been entered into on terms and conditions acceptable to UNIT and UDC.

8.3  Consents

The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

8.4  Documents

Each of the following documents must have been delivered to UNIT:

     (a) certificates representing the Shares together with a completed form of transmittal letter to be provided by UNIT.

     (b) releases in the form of Exhibit 8.4(b) executed by the Shareholders (collectively, "Shareholders' Releases");

     (c)  noncompetition agreements in the form of Exhibit 8.4(c), executed by
          H. C. Hickman, Bradley L. Hickman and Gregory S. Hickman (collectively, the "Noncompetition Agreements");

     (d) a certificate, in the form of Exhibit 8.4(d), executed by the Chief Executive Officer of the Company and by each of the Shareholders representing and warranting to UNIT that each of their representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Effective Time of the Merger as if made at the Effective Time of the Merger (giving full effect to any supplements to the Disclosure Letter that were delivered by the Company to UNIT prior to the Effective Time of the Merger in accordance with Section 5.5);

     (e)  an opinion of Crowe & Dunlevy, dated the Closing Date, in the form of
          Exhibit 8.4(e);

     (f) good standing certificate for the Company in the states where it is incorporated and where it is doing business; and

     (g)  such other documents as UNIT may reasonably request for the purpose of
          (i) enabling its counsel to provide the opinion referred to in Section 9.4(b), (ii) evidencing the accuracy of any of the Company's and the Shareholders' representations and warranties, (iii) evidencing the performance by either the Company or the Shareholders of, or the compliance by either the Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company and the Shareholders, (iv) evidencing the satisfaction of any condition referred to in this Article 8, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

8.5  No Proceedings

Since the date of this Agreement, there must not have been commenced or Threatened against UNIT, or against any Related Person of UNIT, any Proceeding
(a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

8.6  No Claim Regarding Stock Ownership or  Merger Consideration

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Merger Consideration.

8.7  No Prohibition

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause UNIT or any Related Person of UNIT to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.8  Blue Sky Permits

All Blue Sky permits and approvals, if any, required to carry out the Contemplated Transactions shall have been received.

                             ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS OF  THE COMPANY

The Company's obligation to take the actions required to be taken by the Company shall be subject to the satisfaction, at or prior to the Effective Time of the Merger, of each of the following conditions precedent (any of which may be waived by the Company, in whole or in part):

9.1  Accuracy of Representations

All of the representations and warranties of UNIT and UDC in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the Effective Time of the Merger and must be accurate in all material respects as of the Effective Time of the Merger.

9.2  UNIT's and UDC's Performance

     (a) All of the covenants and obligations that UNIT and UDC are required to perform or to comply with pursuant to this Agreement at or prior to the Effective Time of the Merger (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) UNIT and UDC must have delivered each of the documents required to be delivered by UNIT and UDC pursuant to Section 9.4.








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
9.3  Consents

The waiting period applicable to the consummation or the Merger under the HSR Act shall have expired or been terminated.

9.4  Documents

UNIT and UDC must have caused the following documents to be delivered to the
Company:

     (a) a certificate, in the form of Exhibit 9.4(a), executed by the President of UNIT to the effect that, except as otherwise stated in such certificate, each of UNIT's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Effective Time of the Merger as if made at the Effective Time of the Merger;

     (b)  an opinion of Conner & Winters, dated the Closing Date, in the form of
          Exhibit 9.4(b); and

     (c) such other documents as the Company and the Shareholders may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 8.4(e), (ii) evidencing the accuracy of any representation or warranty of UNIT and UDC, (iii) evidencing the performance by UNIT and UDC of, or the compliance by UNIT and UDC with, any covenant or obligation required to be performed or complied with by UNIT and UDC, (iv) evidencing the satisfaction of any condition referred to in this Article 9, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

9.5  No Injunction

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by the Shareholders to UNIT, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.6  No Proceedings

Since the date of this Agreement, there must not have been commenced or Threatened against the Company, or against any Related Person of the Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.











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
                             ARTICLE 10
                            TERMINATION

10.1 Termination Events

This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either UNIT or the Company if a material Breach of any provision of this Agreement has been committed by the other party (or by any Shareholder) and such Breach has not been waived;

     (b) (i) by UNIT if any of the conditions in Article 8 has not been satisfied as of the Effective Time of the Merger or if satisfaction of such a condition is or becomes impossible (other than through the failure of UNIT to comply with its obligations under this Agreement) and UNIT has not waived such condition on or before the Effective
          Time of the Merger; or (ii) by the Company, if any of the conditions in Article 9 has not been satisfied as of the Effective Time of the Merger or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Shareholders to comply with their obligations under this Agreement) and the Company has not waived such condition on or before the Effective Time of the Merger;

     (c)  by mutual consent of UNIT and the Company; or

     (d) by either UNIT or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 20, 1997, or such later date as UNIT and the Company may agree upon.

10.2 Effect of Termination

Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
13.1 and 13.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.












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
                             ARTICLE 11
                  SURVIVAL OF REPRESENTATIONS AND
               WARRANTIES; INDEMNIFICATION; REMEDIES

11.1 Survival; Right to Indemnification Not Affected by Knowledge

All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Sections 8.4(d) and 9.4(a), and any other certificate or document delivered pursuant to this Agreement will survive the Effective Time of the Merger. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on any failure of performance of or compliance with any covenant or obligation, for purposes of
Article 8 or 9 will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and
obligations unless specifically so provided in such waiver.   Any party hereto
with actual knowledge at the time of Closing of any facts or occurrences clearly constituting a breach of any representation, warranty or covenant of another party hereto with respect to which it is expected that a claim against such other party for indemnification hereunder will be submitted after Closing shall notify such other party of such facts or occurrences prior to Closing; provided, however, that any failure to provide such notice prior to Closing shall not prevent any claim for indemnification hereunder unless such other party is materially prejudiced thereby.

11.2 Indemnification and Payment of Damages by the Shareholders

The Shareholders, jointly and severally, will indemnify and hold harmless UNIT, UDC, and their respective Representatives, stockholders, controlling persons, and Related Persons (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages and costs of Cleanup, containment or other remediation), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by the Shareholders or the Company in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Shareholders or the Company pursuant to this Agreement;

     (b) any Breach of any representation or warranty made by the Shareholders or the Company in this Agreement as if such representation or warranty were made on and as of the Effective Time of the Merger without giving




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
          effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to
          Section 8.4(d) as having caused the condition specified in Section 8.1 not to be satisfied;

     (c) any Breach by any Shareholder or the Company of any covenant or obligation of the Shareholder or the Company under this Agreement;

     (d) any operations or services provided by the Company prior to the Effective Time of the Merger except for (i) liabilities and obligations specifically provided for in the Interim Balance Sheet,
          (ii) liabilities and obligations otherwise disclosed hereunder, and
          (iii) liabilities and obligations incurred in the Ordinary Course of Business, provided, however, that the exception in each of (i), (ii) and (iii) shall not apply to liabilities and obligations with respect to which Indemnified Persons are otherwise indemnified for in this
          Article 11;

     (e) any matter disclosed in Part 3.15 of the Disclosure Letter, including, without limitation, any cost, expense, fees, loss, liability, or obligation incurred by any Indemnified Person in connection with defense, trial, appeal, settlement, compromise, or judgment in the following cases: Richard Hamilton v. Amoco Corporation, Case No. CIV-97-1027-M, In the United States District Court for the Western District of Oklahoma; and Bogo Energy Corporation v. Hickman Drilling Company, Case No. CJ-95-67, In the District Court of Kingfisher County, Oklahoma, or any related Proceeding; or

     (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Shareholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     (g) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Company or by any other Person for whose conduct it is or it may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Company or by any other Person for whose conduct it is or it may be held responsible; or

     (h) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of


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
          real property), or other damage of or to any Person, including any employee or former employee of the Company or any other Person for whose conduct it is or it may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company prior to the Effective Time of the Merger, or from Hazardous Material that was (i) present on or before the Effective Time of the Merger, on or at the Facilities (or present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Company or any other Person for whose conduct it is or it may be held responsible, at any time on or prior to the Effective Time of the Merger.

The procedure described in Section 11.6 will apply to any claim solely for monetary damages relating to a matter covered by this Section 11.2. The remedies provided in this Article 11 will the exclusive remedy of any party hereto for any breach of or failure of performance required hereunder by any other party hereto; provided, however, that any right or remedy of a party hereto by reason of the fraud or intentional Breach of any other party hereto shall not be so limited.

11.3 Indemnification and Payment of Damages by UNIT

UNIT will indemnify and hold harmless the Shareholders ("Indemnified Persons"), and will pay to the Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by UNIT or UDC in this Agreement or in any certificate delivered by UNIT pursuant to this Agreement, (b) any Breach by UNIT or UDC of any covenant or obligation of UNIT or UDC in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with UNIT (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

11.4 Limitations

     (a) If the Merger occurs, the Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Effective Time of the Merger, other than those in Sections 3.3, 3.11, and 3.13, unless on or before the date which is two years from the Effective Time of the Merger UNIT notifies the Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by UNIT. A claim with respect to Section 3.3, 3.11 or 3.13, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Effective Time of the Merger, may be made at any time. If the Merger occurs, neither UNIT nor UDC will have any liability (for






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
          indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Effective Time of the Merger, unless on or before the date which is two years from the Effective Time of the Merger the Shareholders notify UNIT of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholders. Notwithstanding the foregoing and the provisions of the last sentence of Section 11.2, if any party hereto shall make a claim (whether under state or federal securities laws or otherwise) against any other party hereto under or with respect to this Agreement or any of the transactions contemplated hereby after the expiration of such two-year period which is determined to be valid because it is not subject to such two-year period, such other party shall have the right to assert any claim under this Article 11 even though the two-year limitation period has expired.

     (b) Shareholders will have no liability under this Article 11 until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000. However, this paragraph (b) will not apply to any Breach of any of Shareholders' or the Company's representations and warranties of which any Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by the Company or any Shareholder of any covenant or obligation, and Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

     (c) UNIT will have no liability under this Article 11 until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000. However, this paragraph (c) will not apply to any Breach of any of UNIT's representations and warranties of which UNIT had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by UNIT of any covenant or obligation, and UNIT will be liable for all Damages with respect to such Breaches.

     (d) Any claim for indemnification shall be adjusted to take into account the receipt of any insurance proceeds by the Indemnified Parties incident to the matter giving rise to such claim for indemnification or to the indemnification payment hereunder. The Indemnified Parties agree that they will make a claim against any applicable insurance policy available to the Indemnified Parties, and the Indemnified Parties may provide notice of but will not proceed further against the indemnifying Person for payment of Damages until any related insurance claim has been denied. The Indemnified Parties will not be required to pursue any other remedies against any insurance policy or carrier if a claim is denied. To the extent the Indemnified Parties elect not to further pursue any claim, the indemnifying Person shall be entitled to pursue such claim. Any action by the indemnifying Person shall not affect or delay the rights of the Indemnified Parties to proceed against the indemnifying Person for payment of Damages.

11.5 Right of Set-Off

Upon at least 20 days' notice to the Shareholders specifying in reasonable detail the basis for such set-off, UNIT may set off any amount to which it or UDC may be entitled under this Article 11 against amounts otherwise payable

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
under the Promissory Notes.   Neither the exercise of nor the failure to
exercise such right of set-off will constitute an election of remedies or limit UNIT in any manner in the enforcement of any other remedies that may be available to it.

11.6 Procedure for Indemnification--Third Party Claims

     (a)  Promptly after receipt by an Indemnified Person under Section 11.2 or
          Section 11.3, of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying Person under such Section, give notice to the indemnifying Person of the commencement of such claim, but the failure to notify the indemnifying Person will not relieve the indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

     (b) If any Proceeding referred to in Section 11.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying Person of the commencement of such Proceeding, the indemnifying Person will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this
          Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying Person assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying Person without the Indemnified Person's consent unless
          (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying Person; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying Person will not be

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
          bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) The Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Shareholders with respect to such a claim anywhere in the world.

11.7 Participation

The Person not controlling the defense of a Proceeding shall have the right to be represented by advisory counsel and accountants (at its own expense) in connection with any Proceeding, and shall be kept reasonably informed by the defending party of the status of such Proceeding at reasonable times at all stages thereof, whether or not such party is so represented. The indemnifying Person and Indemnified Persons agree to make available to each other, their counsel and accountants all information and documents reasonably available to them which relate to such action, suit or proceeding, and agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Proceeding.

11.8 Procedure for Indemnification--Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                             ARTICLE 12
                        REGISTRATION RIGHTS

12.1 Registration of Securities

     (a) As used in this Article 12, the following terms have the meanings set forth below:

"Disadvantageous Condition" has the meaning set forth in Section 12.1(b)(iv).

"Holders" means the Shareholders or any person who becomes a holder of Subject Securities after the Merger as a result of a No-Sale Transaction.

"No-Sale Transaction" means a transfer from a Holder of Subject Securities that does not constitute a "sale" (as such term is understood and defined under the Securities Act), including without limitation a distribution from a Holder that is a corporation, partnership, joint venture, limited liability company, association or trust to the owner of a beneficial interest in such Holder.

"Registration Expenses" has the meaning set forth in Section 12.1(e).

"Registration Termination Date" means the second anniversary of the date when the Shelf Registration Statement is first declared effective by the Commission.





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"Shelf Registration Statement" means a registration statement on Form S-3 filed with the Commission under the Securities Act.

"Subject Securities" means the shares of UNIT Common Stock issued incident to the Merger to Holders and any common stock or other security issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, any of such UNIT Common Stock.

"Suspension Notice" has the meaning set forth in Section 12.1(b)(iv).

     (b)  (i)   If the Merger occurs, as promptly as practicable thereafter (but in no event more than 20 days thereafter, subject to UNIT's right to extend such time in the event that there exists any Disadvantageous Condition which would permit UNIT to issue a Suspension Notice if the Shelf Registration Statement were already effective), UNIT will, on one occasion only, prepare and file with the Commission a Shelf Registration Statement for the purpose of registering the resale in the market from time to time of the Subject Securities by Holders or by potential assignees of such Holders to which all or a portion of such Holders' Subject Securities may be transferred in a No-Sale Transaction.

          (ii) UNIT will use its Best Efforts to have the Shelf Registration Statement promptly declared effective by the Commission and thereafter to maintain the effectiveness of the Shelf Registration Statement and to maintain such Shelf Registration Statement "current" (as below defined) at all times until the Registration Termination Date. UNIT shall promptly give written notice to the Holders when the Registration Statement has been declared effective by the Commission and is available for use by Holders for the resale of Subject Securities.

          (iii) The Shelf Registration Statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, the Shelf Registration Statement does not meet the requirements of Section 10, Section 12(2) or Section 17 of the Securities Act, or the Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Shelf Registration Statement shall disclose that Holders may elect to resell Subject Securities without registration of such sales under the Shelf Registration Statement, by making such sales under and as permitted by Rules 144 or 145, as applicable, of the Commission under the Securities Act.

          (iv) If at any time or times after the Shelf Registration Statement is declared effective by the Commission, UNIT determines that the offering of UNIT Common Stock under the Shelf Registration Statement would be significantly disadvantageous to UNIT because of, or improper in view of (or improper without disclosure in the prospectus included in the Shelf Registration Statement of), the existence or anticipation of a material financing, merger, acquisition or other material transaction or event involving UNIT or its Subsidiaries that has not been publicly disclosed, the unavailability of any required financial








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
statements for reasons substantially beyond the control of the UNIT, or other similar events or conditions involving UNIT or its Subsidiaries that have not been publicly disclosed (a "Disadvantageous Condition"), UNIT shall be entitled to either suspend the effectiveness of the Shelf Registration Statement with the Commission or suspend the availability of the Shelf Registration for resales of Subject Securities by Holders, or may take both such actions, and shall promptly notify all Holders thereof by delivery of written notice (a "Suspension Notice"); provided, however, that UNIT's obligation to maintain the Shelf Registration Statement current under this Section 12.1(b) shall not be suspended by reason of UNIT's failure to disclose information at a time when public disclosure of such information is required by law. Upon receipt of a Suspension Notice, Holders shall immediately discontinue the use of the Shelf Registration Statement for any purpose until notified by UNIT that the Shelf Registration Statement is current and available for use by Holders for sales of Subject Securities. UNIT shall not be entitled to suspend the effectiveness of the Shelf Registration State 60 consecutive days, or (B) 180 days within any twelve month period. As promptly as practicable disclosed or the UNIT determines that the Disadvantageous Condition no longer exists, UNIT shall amend or supplement the Shelf Registration Statement to the extent necessary to make the Shelf Registration Statement current, and shall give prompt written notice to all Holders when the Shelf Registration Statement is again available for resales of Subject Securities.

          (v) UNIT shall promptly notify all Holders of Subject Securities of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose. UNIT shall use its Best
Efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

          (vi) UNIT will cause all of the Subject Securities to be listed on each securities exchange on which similar securities issued by UNIT are then listed no later than the effective date of the Shelf Registration Statement.

     (c) UNIT will indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners, or members, as the case may be, and each person controlling such Holder, with respect to which registration or qualification of Subject Securities has been effected pursuant to Article 12 against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by UNIT of any rule or regulation promulgated under the Securities Act applicable to UNIT and relating to action or inaction required of UNIT in connection with the Shelf Registration, each of such Holder's officers, directors, partners, or members, as the case may be, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that UNIT will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to UNIT by such Holder specifically for


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inclusion in any such registration statement, prospectus or offering circular.
The obligations of UNIT under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under the Shelf Registration Statement .

     (d) Each Holder with respect to which registration or qualification of Subject Securities has been effected pursuant to this Article 12 will indemnify and hold harmless UNIT, each of UNIT's of officers, directors, and each person controlling UNIT, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration or qualification, and will promptly reimburse UNIT, each of UNIT's officers, directors, and each person controlling UNIT, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that such Holder will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense does not arise out of or is not based upon any untrue statement or omission based upon written information furnished by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Holders under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Article 12.

     (e)  All expenses incident to UNIT's performance of or compliance with this
Section 11.1, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Subject Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its of officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on the New York Stock Exchange and all securities exchanges on which similar securities issued by UNIT are then quoted or listed, the fees and disbursements of counsel for UNIT and its independent certified public accountants (including the expense of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if UNIT elects to obtain such insurance), the fees and expenses of any special experts retained by UNIT in connection with such registration, and fees and expenses of other persons retained by UNIT, in connection with each registration hereunder (but not including discounts, commissions, fees or expenses payable to underwriters that are attributes or the fees and expenses of counsel for any selling Holder) (collectively, the "Registration Expenses") will be borne by UNIT.

     (f) UNIT will also take such action as may be required to be taken under applicable blue sky laws in connection with the issuance of UNIT Common Stock pursuant to this Agreement and in connection with resale of Subject Securities by Holders pursuant to the Shelf Registration Statement; PROVIDED that UNIT will not be required to become qualified as a foreign corporation in any jurisdiction.
                                                                          63

     (g) Notwithstanding anything to the contrary in this Article 12 or elsewhere in this Agreement, each of the Shareholders agrees with UNIT that during the one-year period beginning with the date of the Closing, he, she or it will not sell an amount of shares of UNIT Common Stock in the public market which exceeds 1% of the total number of shares of UNIT Common Stock outstanding during any three month period without the prior written consent of, which consent may be withheld in UNIT's absolute discretion.

                             ARTICLE 13
                         GENERAL PROVISIONS

13.1 Expenses

     Except as otherwise expressly provided in this Agreement or in this Section 13.1, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants; provided, however, that it is agreed that the Company may pay the legal fees and expenses incurred by it and the Shareholders in connection with the Merger if the total amounts so paid are accrued as expenses on the financial statements of the Company as of the date of the Closing Balance Sheet and taken into account in determining the working capital of the Company as of the Effective Time of the Merger for purposes of the adjustment provisions of Section 2.5(a) hereof. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

13.2 Public Announcements

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as UNIT determines. Unless consented to by UNIT in advance or required by Legal Requirements, prior to the Effective Time of the Merger the Shareholders shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Shareholders and UNIT will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and UNIT will have the right to be present for any such communication.

13.3 Confidentiality

Between the date of this Agreement and the Effective Time of the Merger, UNIT, UDC and the Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of UNIT, UDC, and the Company to maintain in confidence, written information stamped "confidential" when originally furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Merger takes place, the Shareholders waive, and will upon UNIT's request cause the Company to waive, any cause of action, right, or claim arising out of the access of UNIT or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by UNIT or UDC of such trade secrets or confidential information.

13.4 Arbitration

     (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement or any agreement entered into pursuant to this Agreement promptly by negotiation between persons who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) if the party is a company, the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing party's notice, the both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

          All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     (b) Any dispute arising out of or relating to this Agreement or any agreement entered into pursuant to this Agreement or the breach, termination or validity thereof which has not been resolved by negotiation as provided herein within 45 days of the disputing party's notice, or if the parties failed to meet, shall be settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Tulsa, Oklahoma, unless otherwise agreed to by the parties hereto. The arbitrator is not empowered to award consequential, indirect, third party costs, special, punitive, or exemplary damages, and each party hereby irrevocably waives such damages.

     (c) Notwithstanding anything in this section to the contrary, this section shall not apply in the event any claim, suit, demand, or proceeding (collectively, a "Claim") is asserted in a court of law against one or all parties hereto by a third party and any party hereto asserts, in such legal proceedings, the provisions of this Agreement against the other either as a defense to such Claim or as a basis for indemnification against such Claim. Each of the parties consents to the jurisdiction of any such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this subparagraph (c) may be served on any party anywhere in the world.

13.5 Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

For purposes of notice under this Agreement, the Shareholders designate the following person to receive any notices to be delivered to any or all of the
Shareholders:

                    H.C. Hickman
                    P.O. 38
                    Woodward, Oklahoma 73802

                    Telephone No.:_____________________
                    Facsimile No.:_____________________

with a copy to:     Crowe & Dunlevy
                    1800 Mid-America Tower
                    20 North Broadway
                    Oklahoma City, Oklahoma 73102
                    Attention: Michael M. Stewart
                    Telephone No.: (405) 235-7747
                    Facsimile No.: (405) 272-5238

UNIT and UDC        UNIT Corporation and Unit Drilling Company
                    1000 Kensington Tower I
                    7130 South Lewis
                    Tulsa, Oklahoma 74136
                    Attention: John G. Nikkel
                    Telephone No.: (918) 493-7700
                    Facsimile No.: (918) 493-7711

with a copy to:     UNIT Corporation and Unit Drilling Company
                    1000 Kensington Tower I
                    7130 South Lewis
                    Tulsa, Oklahoma 74136
                    Attention: Mark E. Schell
                    Telephone No.: (918) 493-7700
                    Facsimile No.: (918) 493-7711

13.6 Governing Law

This Agreement will be governed by the laws of the State of Oklahoma without regard to conflicts of laws principles.

13.7 Further Assurances

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.8 Waiver

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party or parties to be bound thereby; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.9  Entire Agreement and Modification

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between UNIT, the Shareholders, and the Company dated September 15, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

13.10 Disclosure Letter

     (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

     (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

13.11 Assignments, Successors, and No Third-Party Rights

No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.12 Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.13 Section Headings, Construction

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.14 Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.15   Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

UNIT CORPORATION                         HICKMAN DRILLING CO.


By _________________________________     By _________________________________
     John G. Nikkel, President                H. C. Hickman,
                                              Chief Executive Officer



____________________________________     ____________________________________
H. C. Hickman, Trustee of the            Bradley L. Hickman
H. C. Hickman 1988 Revocable Trust
Agreement, dated August 8, 1988



____________________________________     ____________________________________
Gregory S. Hickman, Trustee of the       Bonnie B. Hickman, Trustee of the
Gregory S. Hickman 1996 Irrevocable      Bonnie B. Hickman 1988 Revocable Trust
Trust Agreement, dated November 8, 1996  Agreement, dated August 8, 1988



____________________________________
Gregory S. Hickman                       ____________________________________
                                         Bradley L. Hickman, Trustee of the
                                         Bradley L. Hickman 1996 Irrevocable
                                         Trust Agreement, dated November 8, 1996

UNIT DRILLING COMPANY


By _________________________________
     John G. Nikkel, President

     The following exhibits and attachments form part of the aggreement pusuant to item 601(b)(2). The Registrant has omitted the filing of all exhibits except Attachment A which is filed herewith. The Registrant aggrees to furnish supplementally a copy of any omitted exhibits to the Commission upon request.


                       EXHIBITS

             Exhibit 1 Disclosure Letter
             Exhibit 7.4(a) Bill of Sale
             Exhibit 7.4(b) Real Estate Purchase Agreement
             Exhibit 7.4(c) Office Lease
             Exhibit 8.4(b) Shareholders' Release
             Exhibit 8.4(c) NonCompetition Agreements
             Exhibit 8.4(d) Company and Shareholder Certificate
             Exhibit 8.4(e) Opinion of Counsel to Company and Shareholders
             Exhibit 9.4(a) UNIT Certificate
             Exhibit 9.4(b) Opinion of Counsel to UNIT